SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   ------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 30, 1998

                           BENTLEY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                           MISSOURI 0-19503 43-1325291
    (State or other jurisdiction (Commission File No.) (IRS Employer ID No.)
                                of organization)

                             9719 Conway Road 63124
                         St. Louis, Missouri (Zip Code)
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (314) 569-1659




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ITEM 2.  DISPOSITION OF ASSETS


         On July 30, 1998, pursuant to a Stock Purchase Agreement executed on July 7, 1998, Interiors, Inc. ("Interiors") acquired all of the outstanding shares of stock of Windsor Art, Inc. ("Windsor"), a wholly-owned subsidiary of Bentley International, Inc. ("Bentley"). The purchase price was paid as follows:
(i) $1,700,000 in cash, (ii) a $2,000,000, secured, subordinated, long-term promissory note providing for interest at the rate of 8% per annum and a discount of $500,000 if paid by September 30, 1998 (the "Long Term Note"), and
(iii) a $3,300,000, secured, subordinated, short-term, promissory note, providing for interest at the rate of 8% per annum, due September 30, 1998 (the "Short Term Note"). The Long Term Note and the Short Term Note are collectively referred to as the "Notes". All of the outstanding stock of Windsor was pledged to secure repayment of the Notes. The other terms of the Long Term Note provide that one twelfth of the outstanding principal amount and accrued interest is due and payable quarterly commencing July 1, 1999. A payment of $300,000 was required on the Short Term Note on July 30, 1998, reducing the principal amount due on that note to $3,000,000. The maturity date of the Short Term Note may be extended to October 30, 1998, if, on or before September 30, 1998, Interiors pays Bentley (i) all interest accrued on the Short Term Note through September 30, 1998, plus (ii) $500,000 to reduce the principal amount of the Short Term Note, plus (iii) an extension fee of $100,000, which fee will not reduce the principal amount of the Short Term Note. If the Short Term Note is paid by September 30, 1998, Interiors may obtain $1,000,000 in "mezzanine financing" over and above any asset based loan secured with Windsor's assets. If, however, the "mezzanine financing" is not paid off by December 31, 1998, Interiors is required within ten business days to make an additional payment of $250,000 to Bentley. Every six months thereafter, if the "mezzanine financing" remains outstanding, Interiors within ten business days is required to pay an additional $100,000 to Bentley. Such payments are required in accordance with the terms of the Stock Purchase Agreement. Failure to make such payments is considered a default under the Long Term Note but the payments do not reduce any amount due under the Long Term Note. The Notes are also secured by a pledge of Bentley securities described below, which securities were purchased by Interiors pursuant to a Securities Purchase And Registration Rights Agreement dated July 30, 1998. In addition, upon payment of the "mezzanine financing" Interiors must use its best efforts to effect a security interest in Windsor's assets subordinate to any asset based loan to further secure the Long Term Note.

                  The Stock Purchase Agreement provides that so long as the Notes to Bentley are outstanding and the Consulting Agreement (described below) not satisfied in full, Windsor's board of directors shall consist of two members, one appointed by Interiors and one appointed by Bentley.

         In addition, on July 30, 1998, pursuant to the Securities Purchase And Registration Rights Agreement, Interiors acquired the following equity interests in Bentley for the consideration recited: (i) 150,000 shares of common stock of Bentley for 750,000 shares of Class A Common Stock of Interiors ("Interiors Stock") and (ii) a warrant to purchase an additional 300,000 shares of common stock of Bentley for $10 per share for 750,000 shares of Interiors Stock. The warrant will expire at the earlier of 10 years after July 30, 1998, or sixty days after the last reported sale price per share of common stock of Bentley, as reported on the OTC Bulletin Board or any stock exchange upon which the common stock is subsequently listed, exceeds $15 per share. In the event that, on or prior to December 31, 1998, (i) the Long Term Note has been repaid in full, (ii) the "mezzanine financing", if any, has been repaid in full and (iii) a Consulting Agreement (described below) between the former Chief Executive Officer of Windsor, Windsor and Interiors has been bought out pursuant to the terms thereof, Interiors has the option, but not the obligation, to purchase the Interiors Stock owned by Bentley for $1,625,000 by December 31, 1998. In addition, if prior to December 31, 1998, Interiors consummates an underwritten public offering of Interiors Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, in which the aggregate gross proceeds (before underwriting fees, commissions and discounts) are at least $15,000,000, then Interiors has the obligation, and not the option, to repurchase the Interiors Stock for $1,625,000. The stock of Bentley and the warrant to purchase additional stock of Bentley acquired by Interiors were pledged to secure repayment of the Notes.

         The Windsor stock is subject to a voting trust (the "Windsor Voting Trust"). The Windsor Voting Trust has two trustees. Bentley designated one of the trustees and Interiors designated the other. The Windsor Voting Trust terminates upon the earlier to occur of the following: (i) the execution of an instrument by the voting trustees, Bentley and Interiors terminating the Windsor Voting Trust; (ii) at such time as the Notes have been paid


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in full and all obligations under the Consulting Agreement have either been paid in full or satisfied; or (iii) at such time as Bentley acquires the Voting Trust Certificate pursuant to the pledge made to secure repayment of the Notes, which certificate was issued pursuant to the terms of the Windsor Voting Trust. Upon the occurrence of either of the first two events, all of the stock of Windsor will be delivered to Interiors. Upon the occurrence of the last event all of the stock of Windsor will be delivered to Bentley.

         The stock of Bentley and the warrant to purchase additional stock of Bentley purchased by Interiors are also subject to a separate voting trust (the "Bentley Voting Trust"). The Bentley Voting Trust has one trustee designated by Bentley. At such time as the stock of Bentley and the warrant are no longer pledged to secure payment of the Notes, Interiors has the right, subject to applicable federal and state securities laws, to sell the stock in the Bentley Voting Trust at any time to one or more non-affiliates so long as any such sale does not result in the buyer owning more than 2.5% of the outstanding voting stock of Bentley. The Bentley Voting Trust will terminate with respect to the stock of Bentley so sold. In addition, the Bentley Voting Trust may be terminated by agreement of the trustee, Interiors and Bentley at any time.

         The Interiors stock acquired by Bentley is subject to an escrow agreement (the "Escrow Agreement") and a voting trust (the "Interiors Voting Trust"). U.S. Bank Trust, a national association, acts as the escrow agent under the Escrow Agreement. Interiors has the right to designate the sole trustee of the Interiors Voting Trust. If Interiors suffers any damage as a result of i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Bentley in the Stock Purchase Agreement or in any writing delivered pursuant to the Stock Purchase Agreement, (ii) the failure of Bentley to perform or observe fully any covenant, agreement or provision to be performed or observed by Bentley pursuant to the Stock Purchase Agreement; or (iii) any action arising out of or resulting from the conduct by Windsor of its business or operations, or Windsor's occupancy or use of its properties or assets, on or prior to the July 30, 1998, the escrow agent is directed to release to Interiors stock of Interiors held by the escrow agent having a then fair market value, as defined in the Escrow Agreement, equal to the damages suffered. The Escrow Agreement terminates on the later of (i) July 30, 1999, and (ii) the date on which the last pending claim for damages is resolved and paid or not paid. Upon termination of the Escrow Agreement, all stock of Interiors held by the escrow agent will be delivered to Bentley, subject to the terms of the Interiors Voting Trust. The Interiors Voting Trust terminates when all the parties thereto, Bentley, Interiors and the voting trustee, agree. The Interiors Voting Trust also terminates with respect to any stock of Interiors which Bentley sells, in accordance with all federal and state securities laws, to a non-affiliate. Bentley has covenanted not to sell, for ten consecutive weeks after receipt of the Interiors stock, more than ten percent (10%) per week of the aggregate number of shares of Interiors stock which Bentley receives.

         In determining the amount of consideration received for all of the shares of stock of Windsor, the Board of Directors considered the following principles: multiple of last three years' earnings; multiple of book value; and, multiple of sales. In determining appropriate multiples for each of the aforementioned ratios certain conditions affecting the business of Windsor were taken into consideration. Among the factors considered were the substantial capital investment required (i) to replace Windsor's computer system and (ii) to move Windsor's manufacturing facility as a result of the anticipated expiration of the facility's current lease, along with Windsor's dependency on a few key employees and suppliers. The Board also considered the prospects of increasing Windsor's sales and potential profits in the face of strong competition.

         In connection with the sale of all the shares of Windsor, Windsor and Interiors entered into a four year Consulting Agreement (the "Consulting Agreement") with the former Chief Executive Officer of Windsor, Mr. Lloyd Abrams (the "Consultant"). Mr. Abrams is the Chief Executive Officer and President of Bentley. The Consulting Agreement provides for annual payments of $200,000 to the Consultant for three years. In the fourth year of the Consulting Agreement, the consulting fees will be reduced to $50,000. For all four years the Consulting Agreement provides for additional benefits and expense reimbursements for the Consultant, including the following: family health insurance; a St. Louis auto expense allowance of $150 per month; a California auto expense allowance of $450 per month plus reimbursement of certain expenses associated with such auto; a California condominium allowance of $2,000 per month; reimbursement of St. Louis office expenses not to exceed $2,400 per year; and reimbursement of travel expenses in behalf of any business for Windsor, Interiors and any of Interiors' subsidiaries to be paid by Windsor. Interiors guaranteed the Consulting Agreement and also granted the Windsor CEO warrants for 50,000 shares of Interiors stock and the right to grant warrants for another 40,000 shares of Interiors stock to designated employees of Windsor.


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Exhibits

Exhibit No.       Description

10.1              Stock Purchase Agreement between Bentley International, Inc.
                  and Interiors, Inc. dated July 7, 1998, without the following annexes dated July 30, 1998:

                       Annex A-1-- $2,000,000  Promissory  Note
                       Annex A-2-- $3,300,000 Promissory Note
                       Annex B-- Escrow Agreement
                       Annex C-- Certificate  from  Shareholder
                       Annex D-- Certificate from CEO of Company
                       Annex E-- Certificate from  Secretary of Company
                       Annex F-- Non-Competition Agreement with Lloyd R. Abrams Annex G-- Certificate from Secretary of Buyer
                       Annex H-- Certificate  from CEO of Buyer
                       Annex I-- Consulting Agreement
                       Annex J-- Pledge Agreement
                       Annex K-- Continuing Guaranty
                       Annex L-- Securities Purchase Agreement
                       Annex M-- Subordination Language
                       Annex N-- Windsor Voting Trust Agreement
                       Annex O-- Bentley  Voting Trust Agreement
                       Annex P-- Interiors Voting Trust Agreement

10.2 Securities Purchase and Registration Rights Agreement between Bentley International, Inc. and Interiors, Inc. dated July 30, 1998

4.1 Warrant to Purchase 300,000 shares of Common Stock of Bentley International, Inc., $0.18 par value, issued to Interiors, Inc., dated July 30, 1998

3.1 Amendment to the Articles of Incorporation of Bentley International, Inc., dated July 2, 1998

99                Press Releases of the Registrant dated:

                  August 3, 1998
                  July 9, 1998
                  July 2, 1998
                  June 3, 1998




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Note:    This Form 8-K contains  certain forward looking  statements of the type described in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. The results of management's plans are beyond the ability of the Company to control. Economic conditions, product and service demand, competitive pricing and other factors could cause materially different results from those planned by management.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 30, 1998

                                           BENTLEY INTERNATIONAL, INC.

                                           By:  /s/ Lloyd R. Abrams
                                           Lloyd R. Abrams, President and
                                           Chief Executive Officer